Rule 424(b)(3) filing
                         Registration Statement No. 333-7297

                          SEALED AIR CORPORATION

                      SUPPLEMENT DATED APRIL 2, 1997
                     TO PROSPECTUS DATED JULY 16, 1996

     The shares subject to this offering have been transferred to a limited partnership for which Alan H. Miller indirectly shares voting and investment power and in which he has a pecuniary interest. Such shares may be offered hereunder from time to time by the Selling Stockholder named below so long as the Registration Statement of which this Prospectus forms a part remains effective.

                    Number of Shares         Number of Shares
Name of Selling     Held as of the Date      Subject to
Stockholder         of this Supplement       This Offering

Larah Limited          500,510                 374,410
Partnership

     As of the date of this Supplement, such Selling Stockholder holds approximately 1.2% of the outstanding shares of Common
Stock of Sealed Air Corporation, including the shares that are subject to this offering.